SCHEDULE 14A

 INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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THUNDER MOUNTAIN GOLD, INC. (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to Be Held on January 20, 2015.

Thunder Mountain Gold, Inc. 11770 W. President Drive, Ste. F Boise, Idaho 83713	Meeting Information
Meeting Type: Annual Meeting For holders as of: December 1, 2014 Date: January 20, 2015 Time: 1:00 a.m. local time
	Location:	The Courtyard by Marriott, 1789 South Eagle Road, Meridian, ID 83642

You are receiving this communication because you hold shares in the above named company.

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We encourage you to access and review all of the important information contained in the proxy materials before voting.
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Voting Items

The Board of Directors recommends you vote FOR the following proposals:

1.

To elect 6 directors to hold office until the next annual stockholders’ meeting and until their respective successors have been elected or appointed.

Nominees:

         E. James Collord

Eric T. Jones

Edward D. Fields

Larry D. Kornze

Douglas J. Glaspey

Joseph H. Baird

2. To ratify and reapprove the Stock Option Plan.

3. To ratify the selection of DeCoria, Michael, and Teague LLP as our independent registered public accountants for our fiscal year ending December 31, 2014.

4. Such other business as may properly come before the meeting or any adjournment thereof.

APPENDIX A

STOCK OPTION PLAN

Of

THUNDER MOUNTAIN GOLD, INC.

THUNDER MOUNTAIN GOLD, INC.

(a Nevada corporation)

STOCK OPTION PLAN

(the “Plan”)

1.

Purpose. The purpose of this Plan is to promote to the interests of the Company and its stockholders by attracting, retaining, and stimulating the performance of selected employees and consultants, including officers and directors, and giving such employees, management, directors, and consultants the opportunity to acquire a proprietary interest in the Company's business and an increased personal interest in its continued success and progress as well as increasing the productivity of those individuals whom the Committee deems to have the potential to contribute to the success of the Company.

2.

Definitions. Unless otherwise indicated, the following words when used herein will have the following meanings:

a.

“Board of Directors” means the board of directors of the Company.

b.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

c.

“Common Stock” means the Company's common stock (par value $0.0001) and any share or shares of the Company's common stock hereafter issued or issued in substitution for such shares.

d.

“Company” means Thunder Mountain Gold, Inc., a Nevada corporation and it’s directly and indirectly-controlled subsidiaries.

e.

“Committee” means the body appointed by the Board of Directors which will be comprised in such a manner as to comply with the requirements, if any, of Rule 16b-3 (or any successor rule) under the Exchange Act and of Section 162 of the Code.

f.

“Compensation Committee” means the compensation committee of the Board of Directors.

g.

“Consultant” has the meaning set out in the policies of the TSX-V.

h.

“Director” means a member of the Board of Directors.

i.

“Discounted Market Price” has the meaning set out in the policies of the TSX-V.

j.

“Effective Date” means May 1, 2010.

k.

“Eligible Participant” has the meaning set forth in Section 4 hereto.

l.

“Employee” means:

(i)

an individual who is considered an employee under the Code;

(ii)

an individual who works full-time for the Company or an affiliate of the Company providing services normally provided by an employee and who is subject to the same control and direction by the Company over the details and methods of work as an employee of the Company, but for whom income tax deductions are not made at source; or

(iii)

an individual who works for the Company or an affiliate on a continuing and regular basis for a minimum amount of time per week providing services normally provided by an employee and who is subject to the same control and direction by the Company over the details and methods of work as an employee of the Company, but for whom income tax deductions need not be made at source, and may include an Officer.

m.

“Exchange Act” means the Securities Exchange Act of 1934.

n.

“Fair Market Value” means the per share value of the Common Stock determined as follows:

(a)

if the Common Stock is listed on an established stock exchange, exchanges, or the NASDAQ National Market, the closing price per share on the last trading day immediately preceding such date on the principal exchange on which the Common Stock is traded or as reported by NASDAQ;

(b)

if the Common Stock is not then listed on an established exchange or the NASDAQ National Market, but is quoted on the NASDAQ Small Cap Market, the NASD OTC electronic bulletin board or the National Quotation Bureau pink sheets, the average of the closing bid and asked prices per share for the Common Stock as quoted by NASDAQ, NASD or the National Quotation Bureau, as the case may be, on the last trading day immediately preceding such date; or

(c)

if there is no such reported market for the Common Stock for the date in question, then an amount determined in good faith by the Committee.

o.

“Incentive Stock Option” means any option granted to an Eligible Participant under the Plan which the Company intends at the time the option is granted to be an Incentive Stock Option within the meaning of Section 422 of the Code.

p.

“Insider” has the meaning set out in the policies of the TSX-V.

q.

“Investor Relations Activities” has the meaning set out in the policies of the TSX-V.

r.

“Management Company Employee” means an individual employed by a Company or individual providing management services to the Company, which are required for the ongoing successful operation of the business enterprise of the Company, but excluding a Company or individual engaged in Investor Relations Activities.

s.

“Nonqualified Stock Option” means any option granted to an Eligible Participant under the Plan which is not an Incentive Stock Option.

t.

“Officer” means a duly-appointed senior officer of the Company, including the President, Vice-President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer and/or Principal Financial Officer of the Company.

u.

“Option” means and refers collectively to Incentive Stock Options and Nonqualified Stock Options.

v.

“Option Agreement” means such Option agreement or agreements as are approved from time to time by the Board and as are not inconsistent with the terms of this Plan.

w.

“Option Share” means any share of Common Stock issuable upon exercise of an Option.

x.

“Optionee” means any Eligible Participant who is granted an Option under the Plan. “Optionee” will also mean the personal representative of an Optionee and any other person who acquires the right to exercise an Option by bequest or inheritance or pursuant to a QDRO.

y.

“Subsidiary” means a subsidiary corporation of the Company as defined in Section 425(f) of the Code.

z.

“TSX-V” means the Toronto Stock Venture Exchange.

3.

Administration.

a.

This Plan will be administered by the Compensation Committee or if there is no Compensation Committee appointed by the Board of Directors, then by the Board of Directors as a whole (the "Committee"). Except for the terms and conditions explicitly set forth in this Plan, the Committee will have the authority, in its discretion, to determine all matters relating to the award and issuance of Common Stock or the grant of Options to be granted under this Plan, including the selection of individuals to be granted Options, the number of shares of Common Stock to be subject to each grant, the date of grant, the termination of the Options, the term of Options, vesting schedules, and all other terms and conditions thereof. Such authority will also include the authority in the event of a spin-off or other corporate transaction to permit substitution of an Option with a stock option from another company or an award denominated in other than shares of Common Stock. Grants under this Plan to Eligible Participants need not be identical in any respect, even when made simultaneously. The Committee will also determine and approve whether the grant of Options will consist of an Incentive Stock Option as described in Section 422 of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the “Code”), or a Non-Qualified Stock Option, which will consist of any Option other than an Incentive Stock Option.

b.

Options will be evidenced by written agreements (“Option Agreements”) which will contain such terms and conditions as may be determined by the Committee. Each Option Agreement will be signed on behalf of the Company by an officer or officers delegated such authority by the Committee.

c.

All decisions made by the Committee pursuant to the provisions of this Plan and all determinations and selections made by the Committee pursuant to such provisions and related orders or resolutions of the Board of Directors will be final and conclusive, subject to regulatory approval, including the approval of the TSX-V.

d.

No member of the Committee will be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Company will indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiation for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

4.

Eligibility and Participation. The group of individuals eligible to receive Options will consist only of the following (the “Eligible Participants”):

a.

Directors and Officers of the Company,

b.

Employees of the Company and Management Company Employees, and

c.

Consultants of the Company, except as provided herein,

and includes a company of which 100% of the share capital is beneficially owned by one or more individual Eligible Participants.

Consultants will only be eligible to receive Options if they have furnished bona fide services to the Company and such services are not in connection with the offer or sale of securities in a capital-raising transaction.

5.

Shares Subject to This Plan.

a.

The stock to be offered under the Plan will be shares of Common Stock. The aggregate number of shares reserved for issuance under this Plan will be fixed at 10% of the total number of issued and outstanding shares of Common Stock from time to time, such that the Common Stock reserved for issuance under this Plan will increase automatically with increases in the total number of shares of Common Stock issued and outstanding. The prescribed maximum percentage may be subsequently increased to any other specified amount, provided the change is authorized by a vote of the stockholders of the Company in accordance with the policies of the TSX-V. If an Option expires, is surrendered in exchange for another Option, or terminates for any reason during the term of this Plan prior to its exercise in full, the shares subject to but not delivered under such Option will be available for Options thereafter granted and for replacement Options which may be granted in exchange for such surrendered or terminated Options. Common Stock which has been issued pursuant to the exercise of Options granted under this Plan since the inception of the Plan will not be considered to reduce the maximum number of Shares which may be issued to Eligible Participants under Options issued and outstanding pursuant to this Plan.

6.

Grants of Options

a.

At any time and from time to time prior to the termination of the Plan, Options may be granted by the Committee to any individual who is an Eligible Participant at the time of grant.  Options granted pursuant to the Plan will be contained in an Option Agreement in a form approved by the Committee and, except as hereinafter provided, will be subject to the provisions of this Plan, in addition to such other terms and conditions as the Committee may specify.

b.

In addition, for as long as the Common Stock of the Company is listed on the TSX-V, the Company will comply with the following requirements in addition to any other requirements imposed under the policies of the TSX-V:

i.

Options to acquire more than 2% of the issued and outstanding Common Stock of the Company will not be granted to any one Consultant in any 12 month period, calculated at the date the Option was granted;

ii.

Options to acquire more than an aggregate of 2% of the issued and outstanding Common Shares of the Company may not be granted to persons employed to provide Investor Relations Activities in any 12 month period, calculated at the date the Option was granted;

iii.

Options issued to Eligible Persons performing Investor Relations Activities must vest in stages over 12 months with no more than one-quarter (1/4) of the Options vesting in any three-month period;

iv.

For Options granted to Employees, Consultants or Management Company Employees, the Company will represent that the Optionee is a bona fide Employee, Consultant or Management Company;

v.

Any Options granted to an Eligible Participant must expire within a reasonable period following the date that the Optionee ceases to occupy such role;

vi.

No term of any Option may exceed 10 years; and

vii.

The Company will obtain disinterested shareholder approval in accordance with the policies of the TSX-V in the following circumstances:

A.

for Options granted to any one individual in any 12-month period to acquire Option Shares exceeding 5% of the issued and outstanding Common Stock of the Company;

B.

for Options granted to Insiders within a 12-month period to acquire Option Shares exceeding 10% of the issued and outstanding Common Shares of the Company;

C.

for any amendment to or reduction in the exercise price of an Option if the Optionee is an Insider of the Company at the time of the amendment; and

D.

for the Plan, if the Plan, together with all of the Company’s previously established and outstanding stock option plans or grants, could result at any time in the grant to Insiders of the Company of a number of Option Shares exceeding 10% of the Company’s issued Common Shares.

7.

Incentive Stock Options.

a.

An Option designated by the Committee as an “Incentive Stock Option” is intended to qualify as an “Incentive Stock Option” within the meaning of Subsection (b) of Section 422 of the Code.

b.

To the extent that the aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which Incentive Stock Options (determined without regard to this Subsection 7(b)) are exercisable for the first time by the Optionee during any calendar year (under this Plan and all other Incentive Stock Option Plans of the Company) exceed $100,000, such Options will be treated as Non-Qualified Options and will not qualify as incentive Stock Options.

c.

Should Section 422 of the Code or regulations or pronouncements thereunder be modified during the term of this Plan, this Plan and any outstanding Options may be amended to conform to such modification, if approved by the Board of Directors, upon recommendation by the Committee.

d.

Notwithstanding the definition of “Fair Market Value” in this Plan, fair market value in connection with any Incentive Stock Options will be determined under the applicable method provided by Regulations under Section 2031 of the Code.

e.

In the case of an Incentive Stock Option: (a) granted to a Eligible Participant who at the time of the grant owns Common Stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary of the Company, the per share exercise price will be no less than 110% of the fair market value per share on the date of grant; or (b) granted to any other Eligible Participant, the per share exercise price will be no less than 100% of the fair market value per share of Common Stock on the date of grant.

f.

In the case of an Incentive Stock Option granted to a Eligible Participant who at the time of the grant of such Incentive Stock Option owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, such Incentive Stock Option may not be exercised after the expiration of five (5) years from the date the Incentive Stock Option is granted.

g.

If Common Stock acquired upon exercise of an Incentive Stock Option is disposed of by an Optionee prior to the expiration of either two years from the date of grant of such Option, one year from the transfer of shares of Common Stock to the Optionee pursuant to the exercise of such Option or in any other disqualifying disposition, within the meaning of Section 422 of the code, such Optionee will notify the Company in writing of the date and terms of such disposition. A disqualifying disposition by an Optionee will not affect the status of any other Incentive Stock Option granted under the Plan.

h.

No Incentive Stock Options will be granted under this Plan more than 10 years after the date that the Plan is adopted or approved by the shareholders of the Company, whichever is earlier.

i.

No Incentive Stock Option will be exercisable more than 10 years from the date it is granted; provided, however, that the case of an Eligible Participant who at the time of grant owns Common Stock representing more than 10% of the voting power of all classes of stock of the Company or any subsidiary, the Incentive Stock Option may not be exercised after the expiration of five (5) years from the date of grant.

8.

Term of Option Period. The term during which Options may be exercised will be determined in the discretion of the Committee, except that the period during which each Option may be exercised will expire no later than on the tenth anniversary of the date of grant.

9.

Exercise Price. Subject to any limitations provided for in Section 7 herein and to any additional limitations imposed by the TSX-V, the price at which shares of Common Stock may be purchased upon the exercise of an Option will be such price as fixed by the Committee, provided that such exercise price will not be less than:

a.

the Discounted Market Price if the Common Stock is listed on the TSX-V at the time of the grant, and

b.

85% of the Fair Market Value if the Common Stock is not listed on the TSX-V at the time of the grant of the Option.

If the shares of Common Stock become listed on another stock exchange, then the exercise price will not be less than the exercise price permitted by such exchange.

10.

Payment of Exercise Price. The Committee will determine the terms of payment by each Eligible Participant for shares of Common Stock to be purchased upon the exercise of Stock Options. Such terms will be set forth or referred to in the Option Agreement. No Option Share may be issued until payment in full of the exercise price has been received by the Company.

11.

Form of Exercise Payment. An Option may be exercised by payment of cash, cashier’s check or wired funds, or any combination of the foregoing methods, as approved by the Committee.

12.

Vesting; Exercise of Options and Rights.

a.

Subject to the provisions of subsection 12(g) herein, an Option will vest and become nonforfeitable and exercisable, pursuant to such vesting schedules as determined by the Committee, but in no event later than 5 years from the date of grant. Eligible Participants may be credited with prior years of service for purposes of any vesting schedules, at the discretion of the Committee.

b.

Each Option granted will be exercisable in whole or  in part at any time or from time to time during the option period as the Committee may determine, provided that the election to exercise an Option will be made in accordance with applicable Federal laws and regulations, and further provided that each Option will contain a provision that will prevent exercise of the Option unless the Optionee remains in the employ of the Company or its subsidiary at least one year after the granting of the Option. However, the Committee may in its discretion accelerate the vesting schedule of any option at any time.

c.

No Option may at any time be exercised with respect to a fractional share of Common Stock.

d.

As a condition to the exercise of an Option, Optionees will make such arrangements as the Committee may require for the satisfaction of any federal, state, or local withholding tax obligations that my arise in connection with such exercise.

e.

No shares of Common Stock will be delivered pursuant to the exercise of any Option, in whole or in part, until qualified for delivery under such securities laws and regulations as may be deemed by the Committee to be applicable thereto.

f.

Notwithstanding any vesting requirements contained in any Option, all outstanding Options will become immediately exercisable (a) following the first purchase of Common Stock pursuant to a tender offer or exchange offer (other than an offer made by the Company) for all or part of the Common Stock, (b) at such time as a third person, including a “group” as defined in Section 13(d) of the Exchange Act, becomes the beneficial owner of shares of the Company having 25% or more of the total number of votes that may be cast for the election of Directors of the Company, (c) on the date on which the shareholders of the Company approve (i) any agreement for a merger or consolidation in which the Company will not survive as  an independent, publicly-owned corporation or (ii) any sale, exchange or other disposition of all or substantially all of the Company's assets. The Committee's reasonable determination as to whether such an event has occurred will be final and conclusive.

g.

Notwithstanding any other provisions of this Agreement to the contrary, the right of any Eligible Participant to receive any benefits hereunder will terminate and will be forever forfeited if such Eligible Participant's employment with the Company is terminated because of his/her fraud, embezzlement, dishonesty, or breach of fiduciary duty. In such an event, all unexercised Options will be deemed null and void.

13.

Transferability of Options. The right of any Optionee to exercise an Option granted under the Plan will, during the lifetime of such Optionee, be exercisable only by such Optionee or pursuant to a qualified domestic relations order as defined by the Code, or Title I of the Employee Retirement Income Security Act, or the rules thereunder (a “QDRO”) and will not be assignable or transferable by such Optionee other than by will or the laws of descent and distribution or a QDRO.

14.

Termination of Relationship. No Option may be exercised after the Optionee, if a Director or Officer, has ceased to be a Director or Officer or, if an Employee or other Eligible Participant has left the employ or service of the Company or an affiliate of the Company, except as follows:

a.

notwithstanding any other provision of this section 14, if and to the extent provided in the Optionee’s employment agreement;

b.

in the case of the death of an Optionee, any vested Option held by him or her at the date of death will become exercisable by the Optionee’s lawful personal representatives, heirs or executors until the earlier of one year after the date of death of such Optionee and the expiry date of such Option;

c.

subject to the other provisions of this Section 14, including the proviso below, vested Options will expire 90 days after the date the Optionee ceases to be employed by, provide services to, or be a Director or Officer of, the Company or an affiliate of the Company, and all unvested Options will immediately terminate without right to exercise same; and

d.

in the case of an Optionee being dismissed from employment or service for cause, such Optionee’s Options, whether or not vested at the date of dismissal will immediately terminate without right to exercise same, provided that in no event may the term of the Option exceed 10 years. Notwithstanding the provisions of subsection 14(c), the Board may provide for the vesting of all or any part of the Optionee’s Options that are unvested at the date the Optionee ceases to be employed by, provide services to, or be a Director or Officer of, the Company or an affiliate, and may extend the time period for exercise of an Option to a maximum of the original term of the Option, all as the Board deems appropriate in the circumstances contemplated by subsection 14(c).

15.

Changes in Common Stock. The aggregate number and class of shares on which Options may be granted under this Plan, the number and class of shares covered by each outstanding Option, and the exercise price per share thereof (but not the total price), of each such Option, will all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares of Common Stock, or any spin-off, spin-out, split-up, or other distribution of assets to shareholders, or any like capital adjustment or the payment of any such stock dividend, or any other increase or decrease in the number of shares of Common Stock without the receipt of consideration by the Company, or assumption and conversion of outstanding grants due to an acquisition.

16.

Amendment and Discontinuance.  The Board of Directors may suspend, discontinue, or amend the Plan to reduce the number of shares of Common Stock under option, increase the exercise price, or cancel an Option. Except as contemplated below, the Board of Directors may amend other terms of the Plan only where approval of the TSX-V has been obtained, and if the following requirements are satisfied:

a.

If the Optionee is an Insider of the Company at the time of the amendment, the Company obtains disinterested shareholder approval;

b.

The Option exercise price can be amended only if at least six months have elapsed since the later of the date of commencement of the term, the date the Company’s shares of Common Stock commenced trading, or the date the Option exercise price was last amended;

c.

If the option price is amended to the Discounted Market Price, the TSX-V hold period will apply from the date of the amendment. If the option price is amended to the Market Price, the Exchange hold period will not apply;

d.

Any extension of the length of the term of the Option is treated as a grant of a new Option, which must comply with the policies of the TSX-V. The term of an Option cannot be extended so that the effective term of the Option exceeds 10 years in total. An Option must be outstanding for at least one year before the Company can extend its term; and

e.

The TSX-V must accept a proposed amendment before the amended Option is exercised.

However, the Board may amend the terms of the Plan to comply with the requirements of any applicable regulatory authority without obtaining shareholder approval, including (a) amendments of a housekeeping nature to the Plan; (b) a change to the vesting provisions of an Option or the Plan; and (c) a change to the termination provisions of an Option or the Plan which does not entail an extension beyond the original expiry date.

Notwithstanding the foregoing, no amendment to this Plan will, except with the consent of the Optionee, adversely affect the rights under an Option previously granted.

If the amendment of an Option requires regulatory approval or shareholder approval, such amendment may be made prior to such approvals being given, but no such amended Options may be exercised unless and until such approvals are given.

17.

Term of Plan. This Plan will be effective as of the Effective Date and will terminate on the earlier of:

a.

The date which is ten years from the Effective Date; and

b.

Such earlier date as the Board may determine (the “Termination Date”).

No Incentive Stock Options will be granted under this Plan after the Termination Date.

18.

Compliance with Securities Laws. No Option will be exercisable in whole or in part, nor will the Company be obligated to issue any Option Shares pursuant to the exercise of any such Option, if such exercise and issuance would, in the opinion of counsel for the Company, constitute a breach of any applicable laws from time to time, or the rules from time to time of the TSX-V or other securities regulatory authority to which the Company is subject. Each Option will be subject to the further requirement that if at any time the Board determines that the listing or qualification of the Option Shares under any securities legislation or other applicable law, or the consent or approval of any governmental or other regulatory body (including the TSX-V), is necessary as a condition of, or in connection with, the issue of the Option Shares hereunder, such Option may not be exercised in whole or in part unless such listing, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Board. No shares of Common Stock will be delivered pursuant to the exercise of any Option, in whole or in part, until qualified for delivery under such securities laws and regulations as may be deemed by the Committee to be applicable thereto. In order to ensure compliance with applicable securities laws, upon demand by the Company, the Optionee will deliver to the Company a representation in writing that the purchase of all shares of Common Stock with respect to which notice of exercise of the Option has been given by Optionee is being made for investment only and not for resale or with a view to distribution and containing such other representations and provisions with respect thereto as the Company may require. Upon such demand, delivery of such representation promptly and prior to the transfer or delivery of any such shares and prior to the expiration of the option period will be a condition precedent to the right to purchase such shares. Each Optionee further acknowledges that any Option Shares issued upon exercise of an Option may be “restricted securities” upon issuance and the certificates representing such shares legended in the event that the issuance of the Option Shares has not been registered by an effective registration statement under the United States Securities Act of 1933, as amended. In addition to any resale restrictions imposed under securities laws, where the exercise price of the Option is based on the Discounted Market Price, any Option Shares will be legended with a four-month hold period under the policies of the TSX-V, which hold will date from the date the Option is granted.

19.

Rights as Shareholder and Employee. An Optionee will have no rights as a shareholder of the Company with respect to any shares of Common Stock covered by an Option until the date of the issuance of the stock certificate for such shares. Neither the Plan, nor the granting of an Option or other rights herein, nor any other action taken pursuant to the Plan will constitute or be evidence of any agreement or understanding, express or implied, that an Eligible Participant has a right to continue as an Employee for any period of time or at any particular rate of compensation.

20.

Currency. All references to “$” herein are to the United States Dollar.

21.

Governing Law. This Agreement will be governed and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of law.

22.

Limitations on Sale of Stock Purchased Under the Plan. The Plan is intended to provide Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any Eligible Participant in the conduct of his own affairs. An Eligible Participant, therefore, may sell stock purchased under the Plan at any time he or she chooses, subject to compliance with any applicable Federal or state securities laws. THE PARTICIPANT ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

23.

Regulatory Approval.  This Plan will be subject to the approval of any regulatory authority whose approval is required, including any approval of the TSX-V. Any Options granted under this Plan prior to such approvals being given will be conditional upon such approvals being given, and no such Options may be exercised unless and until such approvals are given. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the regulatory approval required in connection with the authorization, issuance, or sale of such shares.

24.

Other Benefit and Compensation Programs. Unless otherwise specifically determined by the Committee, grants of Options under the Plan will not be deemed a part of an Eligible Participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan or severance program. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

25.

Unfunded Plan.  Unless otherwise determined by the Board, the Plan will be unfunded and will not create (or be construed to create) a trust or a separate fund or funds. The Plan will not establish any fiduciary relationship between the Company and any Eligible Participant or other person. To the extent any person holds any rights by virtue of Options granted under the Plan, such rights will constitute, general unsecured liabilities of the Company and will not confer upon any Optionee any right, title or interest in any assets of the Company.

26.

Arbitration.  Any controversy arising out of, connected to, or relating to any matters herein of the transactions between an Eligible Participant and the Company (including for purposes of arbitration, officers, directors, employees, controlling persons, affiliates, professional advisors, agents, or promoters of the Company), on behalf of the undersigned, or this Agreement, or the breach thereof, including, but not limited to any claims of violations of Federal and/or State Securities Acts, Banking Statutes, Consumer Protection Statutes, Federal and/or State Anti-Racketeering (e.g. RICO) claims as well as any common law claims and any State Law claims of fraud, negligence, negligent misrepresentations, unjust termination, breach of contract, and/or conversion will be settled by arbitration; and in accordance with this paragraph and judgment on the arbitrator's award may be entered in any court having jurisdiction thereof in accordance with the provisions of Nevada law.  In the event of such a dispute, each party to the conflict will select an arbitrator, which will constitute the three person arbitration board. Participants will be required to waive any right to an award of punitive damages. The decision of a majority of the board of arbitrators, who will render their decision within thirty (30) days of appointment of the final arbitrator, will be binding upon the parties. Venue for arbitration will lie in Boise, Idaho.

27.

Shareholder Approval.  This Plan is subject to the approval of the shareholders of the Company. Any Options granted prior to such approval are conditional upon such approval being given, and no such Options may be exercised unless and until such approval is given.